Exhibit 99.1

PRESS RELEASE

CIRCOR International Reports Fourth-Quarter 2011 Financial Results

Fourth-quarter Revenues Increase 12% Year-over-year with All Segments Up

Fourth Quarter Earnings Per Share Grows by 34%; Adjusted EPS Grows by 11%

Burlington, MA – February 23, 2012 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced financial results for the fourth quarter and year ended December 31, 2011.

“We delivered another strong quarter of revenue growth and profitability,” said Chairman and Chief Executive Officer Bill Higgins. “Consistent with our guidance, revenues increased 12% year-over-year with all three segments contributing, and adjusted EPS was up 11% excluding the impact of Leslie asbestos and bankruptcy.”

Higgins continued, “As we look back at 2011, we accomplished key strategic plan initiatives:

•	Permanently resolved the Leslie asbestos liability

•	Won large programs in Aerospace with potential value of more than $200 million

•	Expanded margins in the Flow Technology segment for the third consecutive year

•	Acquired a valve business in Brazil to service Petrobras and the energy markets

•	Began construction of a manufacturing plant in India to serve the power generation market

These milestones are key to our strategy, which includes growing in high-growth markets and expanding our product and service offerings into higher-margin, critical applications.”

Consolidated Results

Revenues for the fourth quarter of 2011 were $217.1 million, a 12% increase from $194.1 million in the fourth quarter of 2010. CIRCOR reported net income for the fourth quarter of 2011 of $10.3 million, or $0.59 per diluted share, compared with net income of $7.7 million, or $0.44 per diluted share, for the fourth quarter of 2010. Excluding Leslie asbestos and bankruptcy charges, net of tax, adjusted earnings per diluted share for the fourth quarter of 2011 and 2010 were $0.59 and $0.53, respectively.

Consolidated adjusted operating earnings, which exclude Leslie asbestos and bankruptcy charges, rose 15% to $15.0 million for the fourth quarter of 2011 from $13.0 million for the fourth quarter of 2010.

The Company received orders totaling $186.2 million during the fourth quarter of 2011, a decrease of 12% compared with the fourth quarter of 2010, with a decline in Energy, partially offset by growth in Aerospace and Flow. Backlog as of December 31, 2011 was $397.4 million, down 2% from backlog of $404.3 million at December 31, 2010.

During the fourth quarter of 2011, the Company generated $15.2 million of free cash flow (defined as net cash from operating activities less capital expenditures) compared with $16.2 million in the fourth quarter of 2010.

Energy

Energy segment revenues of $110.2 million for the quarter ended December 31, 2011 represent a 22% increase from $90.2 million for the quarter ended December 31, 2010. The increase in revenues year over year was primarily due to organic growth of 19% as a result of strength in the North American short-cycle business and pipeline solutions. The remainder of the revenue increase includes 4% growth from the February 2011 Brazilian energy acquisition, which was partially offset by a negative foreign currency impact of 1%.

Incoming orders for the fourth quarter of 2011 were $86.2 million, a decrease of 29% year over year, due to particularly strong international projects business recorded in the fourth quarter of 2010. Ending backlog totaled $169.3 million, a decrease of 6% year over year.

For the fourth quarter of 2011, the Energy segment adjusted operating margin of 8.4% was up from 6.7% in the fourth quarter of 2010, primarily due to improvements in the short-cycle and pipeline businesses.

Aerospace

Aerospace segment revenues increased by 2% to $36.0 million for the fourth quarter of 2011 from $35.5 million in the fourth quarter of 2010. The increase in Aerospace segment revenues is attributable to 2% organic growth.

Incoming orders for the fourth quarter of 2011 were $35.9 million, an increase of 16% year over year. Orders increased due to a ramp up in commercial aerospace production and an increase in landing gear orders. Ending backlog totaled $158.3 million, an increase of 8% year over year.

The Aerospace segment’s adjusted operating margin was 8.6% for the fourth quarter of 2011, down from 14.1% for the fourth quarter of 2010. Adjusted operating margins decreased primarily due to lower margins in landing gear operations and increased investments for large future programs, partially offset by favorable volume and associated leverage.

Flow Technologies

Flow Technologies segment revenues increased 4% to $70.9 million for the fourth quarter of 2011 from $68.4 million in the fourth quarter of 2010. Fourth-quarter 2011 Flow Technology segment revenues reflected organic growth of 4%.

Incoming orders for this segment were $64.1 million for the fourth quarter of 2011, an increase of 5% year over year. If you exclude the unfavorable impact of LED equipment, which were particularly strong in 2010, Flow orders increased 11%. Ending backlog totaled $69.8 million, a decrease of 10% year over year which was also effected by LED equipment as well as delivery of several large maritime projects.

This segment’s adjusted operating margin for the fourth quarter of 2011 improved to 12.9%, compared with 12.5% in the fourth quarter of 2010, due to volume, pricing and productivity partially offset by power growth investments. For the fourth quarter of 2010, adjusted operating margin excludes the impact of Leslie asbestos and bankruptcy charges.

Financial Outlook

CIRCOR currently expects revenues for the first quarter of 2012 in the range of $198 million to $205 million. Earnings are expected to be in the range of $0.35 to $0.45 per diluted share. As in 2011, CIRCOR expects the second half of 2012 to show an improvement over the first half of the year. CIRCOR’s guidance for earnings per share assumes a 30% tax rate and that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, February 23, 2012, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including fourth-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the industrial, aerospace and energy markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net revenues	$217,110	$194,059	$822,349	$685,910
Cost of revenues	157,736	140,532	596,954	488,641

GROSS PROFIT	59,374	53,527	225,395	197,269
Selling, general and administrative expenses	44,338	40,483	168,421	149,508
Leslie asbestos and bankruptcy charges	—	2,173	676	32,775

OPERATING INCOME	15,036	10,871	56,298	14,986

Other expense (income):
Interest income	(99)	(82)	(265)	(244)
Interest expense	1,138	723	4,195	2,760
Other expense (income), net	342	608	2,172	(39)

Total other expense	1,381	1,249	6,102	2,477

INCOME BEFORE INCOME TAXES	13,655	9,622	50,196	12,509
Provision (Benefit) for income taxes	3,370	1,890	13,562	(115)

NET INCOME	$10,285	$7,732	$36,634	$12,624

Earnings per common share:
Basic	$0.60	$0.45	$2.12	$0.74
Diluted	$0.59	$0.44	$2.10	$0.73

Weighted average common shares outstanding:
Basic	17,280	17,165	17,240	17,137
Diluted	17,435	17,378	17,417	17,297

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Twelve Months Ended
	December 31, 2011	December 31, 2010

OPERATING ACTIVITIES
Net income	$36,634	$12,624
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	15,085	13,075
Amortization	4,351	4,301
Compensation expense of share-based plans	3,807	3,430
Tax effect of share based compensation	(673)	(189)
Deferred income taxes	307	(9,869)
(Gain) loss on disposal of property, plant and equipment	(69)	315
(Payment) provision for Leslie bankruptcy settlement	(76,625)	24,974

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(17,862)	(24,768)
Inventories	(38,588)	(21,997)
Prepaid expenses and other assets	(22,918)	1,721
Accounts payable, accrued expenses and other liabilities	47,718	33,227

Net cash (used in) provided by operating activities	(48,833)	36,844

INVESTING ACTIVITIES
Additions to property, plant and equipment	(17,901)	(14,913)
Proceeds from the disposal of property, plant and equipment	117	106
Proceeds from the sale of investments	0	21,427
Business acquisitions, net of cash acquired	(20,221)	(34,401)

Net cash used in investing activities	(38,005)	(27,781)

FINANCING ACTIVITIES
Proceeds from borrowings	279,346	88,680
Payments of borrowings	(178,905)	(95,370)
Debt issuance costs	(2,001)	0
Dividends paid	(2,650)	(2,643)
Proceeds from the exercise of stock options	589	529
Tax effect of share based compensation	673	189

Net cash provided by (used in) financing activities	97,052	(8,615)

Effect of exchange rate changes on cash and cash equivalents	(1,111)	(1,046)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,103	(598)
Cash and cash equivalents at beginning of year	45,752	46,350

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54,855	$45,752

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2011	December 31, 2010

ASSETS
Current Assets:
Cash & cash equivalents	$54,855	$45,752
Short-term investments	99	101
Trade accounts receivable, less allowance for doubtful accounts of $1,127 and $822, respectively	156,075	138,860
Inventories	203,777	167,797
Income taxes refundable	0	1,625
Prepaid expenses and other current assets	12,376	5,749
Deferred income tax asset	16,320	20,111
Insurance receivables	0	38
Assets held for sale	542	542

Total Current Assets	444,044	380,575

Property, Plant and Equipment, net	104,434	95,768

Other Assets:
Goodwill	77,829	63,175
Intangibles, net	58,442	62,322
Deferred income tax asset	27,949	11,829
Other assets	9,825	2,526

Total Assets	$722,523	$616,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$92,493	$80,577
Accrued expenses and other current liabilities	63,386	51,248
Accrued compensation and benefits	24,328	22,305
Leslie asbestos and bankruptcy related liabilities	1,000	79,831
Income taxes payable	5,553	38
Notes payable and current portion of long-term debt	8,796	851

Total Current Liabilities	195,556	234,850

Long-Term Debt, net of current portion	96,327	684
Deferred income taxes	11,284	0
Other Non-Current Liabilities	35,271	23,841
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,268,212 and 17,112,688 issued and outstanding, respectively	173	171
Additional paid-in capital	258,209	254,154
Retained earnings	130,373	96,389
Accumulated other comprehensive income (loss)	(4,670)	6,106

Total Shareholders’ Equity	384,085	356,820

Total Liabilities and Shareholders’ Equity	$722,523	$616,195

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in millions)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

ORDERS [1]
Energy	$86.2	$120.8	$396.8	$364.8

Aerospace	35.9	30.8	165.0	123.9

Flow Technologies	64.1	60.8	286.7	271.6

Total orders	$186.2	$212.4	$848.5	$760.3

	December 31, 2011	December 31, 2010

BACKLOG [2]
Energy	$169.3	$179.9

Aerospace	158.3	147.2

Flow Technologies	69.8	77.2

Total backlog	$397.4	$404.3

Note 1:	Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.

Note 2:	Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

NET REVENUES

Energy	$57,722	$77,305	$80,613	$90,229	$305,869	$99,170	$81,994	$103,300	$110,228	$394,692
Aerospace	27,274	27,811	28,316	35,465	118,866	32,110	36,029	32,681	36,017	136,837
Flow Technologies	61,273	62,889	68,648	68,365	261,175	72,090	73,885	73,980	70,865	290,820

Total	146,269	168,005	177,577	194,059	685,910	203,370	191,908	209,961	217,110	822,349

* ADJUSTED OPERATING MARGIN

Energy	3.5%	8.3%	11.1%	6.7%	7.7%	6.4%	5.3%	7.2%	8.4%	7.0%
Aerospace	13.2%	14.6%	9.6%	14.1%	13.0%	11.6%	11.2%	5.6%	8.6%	9.3%
Flow Technologies	10.2%	10.1%	13.1%	12.5%	11.5%	13.7%	12.4%	13.6%	12.9%	13.1%
Segment operating margin	8.1%	10.0%	11.7%	10.1%	10.1%	9.8%	9.1%	9.2%	9.9%	9.5%
Corporate expenses	-3.1%	-3.1%	-2.7%	-3.3%	-3.1%	-3.0%	-2.7%	-1.7%	-3.0%	-2.6%
* Adjusted operating margin	5.0%	6.9%	8.9%	6.7%	7.0%	6.8%	6.5%	7.5%	6.9%	6.9%
Leslie asbestos and bankruptcy charges (recoveries)	-0.4%	17.2%	1.3%	1.1%	4.8%	0.5%	-0.1%	-0.1%	0.0%	0.1%
Total operating margin	5.4%	-10.3%	7.6%	5.6%	2.2%	6.3%	6.5%	7.6%	6.9%	6.8%

* ADJUSTED OPERATING INCOME

Energy	2,025	6,424	8,968	6,024	23,441	6,393	4,373	7,441	9,225	27,432
Aerospace	3,607	4,067	2,726	5,002	15,402	3,727	4,021	1,846	3,081	12,675
Flow Technologies	6,276	6,367	8,997	8,512	30,152	9,854	9,133	10,037	9,171	38,195

Segment operating income	11,908	16,858	20,691	19,538	68,995	19,974	17,527	19,324	21,477	78,302
Corporate expenses	(4,607)	(5,274)	(4,859)	(6,494)	(21,234)	(6,201)	(5,100)	(3,585)	(6,441)	(21,327)

* Adjusted operating income	7,301	11,584	15,832	13,044	47,761	13,773	12,427	15,739	15,036	56,975

Leslie asbestos and bankruptcy charges (recoveries)	(648)	28,908	2,343	2,173	32,776	1,001	(124)	(201)	—	676

Total operating income	7,949	(17,325)	13,490	10,871	14,986	12,772	12,550	15,940	15,036	56,298

INTEREST EXPENSE, NET	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(887)	(1,039)	(3,930)
OTHER (EXPENSE) INCOME, NET	51	(258)	853	(608)	38	(915)	(560)	(354)	(342)	(2,171)

PRETAX INCOME (LOSS)	7,446	(18,169)	13,609	9,622	12,508	11,084	10,758	14,699	13,655	50,196
(PROVISION) BENEFIT FOR INCOME TAXES	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)

EFFECTIVE TAX RATE	23.0%	38.1%	23.6%	19.6%	-0.9%	28.7%	30.3%	25.5%	24.7%	27.0%
NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$10,285	$36,634

Weighted Average Common Shares Outstanding (Diluted)	17,193	17,108	17,258	17,378	17,297	17,378	17,434	17,423	17,435	17,417

EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45	$0.43	$0.63	$0.59	$2.10

EBIT	$8,000	$(17,583)	$14,343	$10,263	$15,024	$11,857	$11,990	$15,586	$14,694	$54,127
Depreciation	3,228	3,115	3,166	3,566	13,075	3,575	3,921	3,770	3,820	15,085
Amortization of intangibles	979	964	1,122	1,236	4,301	1,418	778	1,097	1,058	4,351

EBITDA	$12,207	$(13,504)	$18,631	$15,065	$32,400	$16,850	$16,689	$20,453	$19,572	$73,563

EBITDA AS A PERCENT OF SALES	8.3%	-8.0%	10.5%	7.8%	4.7%	8.3%	8.7%	9.7%	9.0%	8.9%

CAPITAL EXPENDITURES	$3,606	$4,580	$3,213	$3,513	$14,913	$2,693	$4,770	$3,792	$6,647	$17,901

*	Adjusted Operating Income & Margin excludes Leslie asbestos and bankruptcy charges.

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$(6,380)	$12,587	$(496)	$16,221	$21,931	$525	$(77,244)	$(5,214)	$15,199	$(66,734)
ADD:
Capital Expenditures	3,606	4,580	3,213	3,513	14,913	2,693	4,770	3,792	6,647	17,902

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(2,774)	$17,167	$2,717	$19,734	$36,844	$3,218	$(72,474)	$(1,422)	$21,846	$(48,832)

NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(52,713)	$(55,976)	$(26,225)	$(44,318)	$(44,318)	$(22,554)	$56,828	$64,145	$50,169	$50,169
ADD:
Cash & cash equivalents	37,812	60,857	68,526	45,752	45,752	53,491	48,302	39,254	54,855	54,855
Investments	22,412	94	97	101	101	99	107	98	99	99

TOTAL DEBT	$7,511	$4,975	$42,398	$1,535	$1,535	$31,036	$105,237	$103,497	$105,123	$105,123

DEBT AS % OF EQUITY	2%	2%	12%	0%	0%	8%	27%	27%	27%	27%

TOTAL DEBT	7,511	4,975	42,398	1,535	1,535	31,036	105,237	103,497	105,123	105,123

TOTAL SHAREHOLDERS’ EQUITY	349,244	324,128	351,719	356,820	356,820	374,706	385,833	384,296	384,085	384,085

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$8,000	$(17,583)	$14,343	$10,263	$15,023	$11,857	$11,990	$15,586	$14,694	$54,127
LESS:
Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(887)	(1,039)	(3,930)
(Provision) benefit for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(3,752)	(3,370)	(13,561)

NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$10,285	$36,635

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$12,207	$(13,504)	$18,631	$15,065	$32,399	$16,850	$16,689	$20,453	$19,572	$73,563
LESS:
Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(887)	(1,039)	(3,931)
Depreciation	(3,228)	(3,115)	(3,166)	(3,566)	(13,075)	(3,575)	(3,921)	(3,770)	(3,820)	(15,085)
Amortization	(979)	(964)	(1,122)	(1,236)	(4,301)	(1,418)	(778)	(1,097)	(1,058)	(4,351)
(Provision) benefit for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(3,752)	(3,370)	(13,561)

NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$10,285	$36,635

ADJUSTED INCOME [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$5,312	$7,549	$11,922	$9,144	$33,928	$8,557	$7,416	$10,816	$10,285	$37,074
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	(421)	18,790	1,523	1,412	21,304	651	(81)	(131)	—	439

NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$10,947	$10,285	$36,635

ADJUSTED WEIGHTED AVERAGE SHARES	N/A	17,109	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Adjustment for anti-dilutive conversion of shares	0	153	0	0	0	0	0	0	0	0

Weighted average common shares outstanding (diluted)	17,193	17,262	17,258	17,378	17,297	17,378	17,434	17,423	17,435	17,417

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.31	$0.44	$0.69	$0.53	$1.97	$0.49	$0.43	$0.62	$0.59	$2.13
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	(0.02)	1.10	0.09	0.08	1.24	0.04	(0.00)	(0.01)	—	0.03

EARNINGS (LOSS) PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45	$0.43	$0.63	$0.59	$2.10